Exhibit 5.1

August 6, 2025

TWFG, Inc.

10055 Grogans Mill Rd., Suite 500

The Woodlands, Texas 77380

Re:	TWFG, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TWFG, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by (i) the Company of up to $500,000,000 aggregate amount of securities (the “Company Securities”) consisting of (a) shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (d) the Company’s warrants to purchase Class A Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), (e) the Company’s purchase contracts to purchase Class A Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”), (f) the Company’s rights to purchase Class A Common Stock, Preferred Stock or Depositary Shares (the “Rights”), and (g) the Company’s units comprising any of such Securities (the “Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering, and (ii) certain selling stockholders of the Company named in the Registration Statement or to be identified in one or more Prospectus Supplements of up to 42,102,058 shares of Class A Common Stock (the “Selling Stockholder Securities” and, together with the Company Securities, the “Securities”), consisting of (a) 41,171,461 shares of Class A Common Stock issuable upon the redemption or exchange of the non-voting common interests of TWFG Holding Company, LLC, a Texas limited liability company, for an equivalent number of shares of Class A Common Stock (the “Exchange Shares”) pursuant to the Third Amended and Restated Limited Liability Company Agreement of TWFG Holding Company, LLC, dated as of July 17, 2024 (the “TWFG LLC Agreement”), and (b) 930,597 shares of Class A Common Stock issued and outstanding (the “Outstanding Selling Stockholder Shares”), on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

TWFG, Inc.

August 6, 2025

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any Instrument (defined below) referred to herein other than the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Company Securities constituting Class A Common Stock, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Class A Common Stock, the terms of the offering thereof and related matters and (ii) such Class A Common Stock has been duly issued and delivered, with certificates representing such Class A Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement providing for the issuance and sale thereof by the Company or, if such Class A Common Stock is issuable upon conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Class A Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement (the “Warrant Agreement”) therefor or, if such Class A Common Stock is issuable upon exercise of Securities constituting Rights, the applicable rights agreement (the “Rights Agreement”) therefor or, if such Class A Common Stock is issuable pursuant to Purchase Contracts, the applicable purchase contract agreement (the “Purchase Contract Agreement”) therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Class A Common Stock (including any Class A Common Stock duly issued (a) upon conversion of any Securities constituting Preferred Stock that are convertible into Class A Common Stock, (b) upon exercise of any Securities constituting Warrants that are exercisable for Class A Common Stock, (c) upon exercise of any Securities constituting Rights that are exercisable for Class A Common Stock, or (d) pursuant to any Securities constituting Purchase Contracts providing for the purchase of Class A Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

TWFG, Inc.

August 6, 2025

2. With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor or, if such Preferred Stock is issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor or, if such Preferred Stock is issuable pursuant to Purchase Contracts, the applicable Purchase Contract Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Preferred Stock (including any Preferred Stock duly issued (a) upon exercise of any Securities constituting Warrants that are exercisable for Preferred Stock, (b) upon exercise of any Securities constituting Rights that are exercisable for Preferred Stock or (c) pursuant to any Securities constituting Purchase Contracts providing for the purchase of Preferred Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the actions with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above have been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable depositary agreement (the “Depositary Agreement”), and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor or, if such Depositary Shares are issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor or, if such Depositary Shares are issuable pursuant to Purchase Contracts, the applicable Purchase Contract Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Depositary Shares (including any Depositary Shares duly issued (a) upon exercise of any Securities constituting Warrants that are exercisable for Depositary Shares, (b) upon exercise of any Securities constituting Rights that are exercisable for Depositary Shares or (c) pursuant to any Securities constituting Purchase Contracts providing for the purchase of Depositary Shares) will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to Securities constituting Warrants, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval relating to such Warrants and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

TWFG, Inc.

August 6, 2025

5. With respect to Securities constituting Rights, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Rights, the terms of the offering thereof and related matters and (ii) such Rights have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Rights Agreement and such authorization and approval relating to such Rights and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Rights will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to Securities constituting Purchase Contracts, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Purchase Contracts have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Purchase Contract Agreement and such authorization and approval relating to such Purchase Contracts and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Purchase Contracts will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to Securities constituting Units, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Units, the terms of the offering thereof and related matters, (ii) the actions with respect to each of the Securities comprising a part of such Units referred to in paragraph 1, 2, 3, 4, 5 or 6 above, as applicable, have been taken, and (iii) such Units have been duly issued and delivered, with certificates representing such Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable unit agreement (the “Unit Agreement” and, together with each Warrant Agreement, Rights Agreement, Purchase Contract Agreement and Depository Agreement, each, an “Instrument”) and such authorization and approval related to such Units and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Exchange Shares, when the Exchange Shares have been duly issued and delivered in the circumstances contemplated by the TWFG LLC Agreement, with certificates representing such Exchange Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company on behalf of the applicable selling stockholders, then such Exchange Shares will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

TWFG, Inc.

August 6, 2025

9. The Outstanding Selling Stockholder Shares have been duly authorized by all necessary corporate action on the part of the Company and validly issued and are fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that, in the case of each offering and sale of Securities (including, in the case of any offering or sale of Units, with respect to such Units and each of the Securities comprising part of such Units):

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness or qualification shall not have been terminated or rescinded;

(ii)	a Prospectus Supplement will have been prepared and filed with the SEC describing such Securities (and, if Selling Stockholder Securities are offered by selling stockholders, identifying such selling stockholders);

(iii)	such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (defined below) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)	unless such Securities constitute (a) Class A Common Stock issuable upon conversion of Securities constituting Preferred Stock, (b) Class A Common Stock, Preferred Stock or Depositary Shares issuable upon exercise of Securities constituting Warrants, (c) Class A Common Stock, Preferred Stock or Depositary Shares issuable upon exercise of Securities constituting Rights, or (d) Class A Common Stock, Preferred Stock or Depositary Shares issuable upon purchase pursuant to Securities constituting Purchase Contracts, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities by the Company will have been duly authorized, executed and delivered by the Company and the other parties thereto (and, if Selling Stockholder Securities are offered by selling stockholders, such an agreement with respect to the offering and sale thereof by such selling stockholders will have been duly authorized, executed and delivered by such selling stockholders and the other parties thereto);

(v)	at the time of the issuance of such Securities, the Company (a) will validly exist and be duly qualified and in good standing under the Laws of its jurisdiction of incorporation and (b) will have the necessary corporate power and due authorization, and the certificate of incorporation and bylaws of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof;

TWFG, Inc.

August 6, 2025

(vi)	the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, (a) the certificate of incorporation and bylaws of the Company, (b) any applicable Law or any agreement or instrument binding upon the Company, (c) any requirement or restriction imposed by any court or governmental or regulatory body, including any securities exchange on which the securities of the Company are listed for trading, having jurisdiction over the Company and (d)(1) if such Securities constitute Preferred Stock exchangeable for or convertible into, or Warrants or Rights exercisable for, or Purchase Contracts for, Preferred Stock, the applicable certificate of designations and the applicable approval and authorization of the Company relating to such Preferred Stock, (2) if such Securities constitute Depositary Shares, or Preferred Stock exchangeable for or convertible into, or Warrants or Rights exercisable for, or Purchase Contracts for, Depositary Shares, the applicable Depositary Agreement and the applicable approval and authorization of the Company relating to such Depositary Shares, (3) if such Securities constitute Warrants, the applicable Warrant Agreement therefor and the applicable approval and authorization of the Company relating to such Warrants, (4) if such Securities constitute Rights, the applicable Rights Agreement therefor and the applicable approval and authorization of the Company relating to such Rights, (5) if such Securities constitute Purchase Contracts, the applicable Purchase Contract Agreement therefor and the applicable approval and authorization of the Company relating to such Purchase Contracts, and (6) if such Securities constitute Units, the applicable Unit Agreement and the applicable approval and authorization of the Company relating to such Units;

(vii)	if such Securities constitute Class A Common Stock, Preferred Stock, Depositary Shares in respect of underlying Preferred Stock or Exchange Shares, (a) sufficient shares of Class A Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved or otherwise committed for issuance (with respect to the Exchange Shares, in connection with the redemption or exchange of non-voting common interests of TWFG Holding Company, LLC for Exchange Shares) and (b) the consideration for the issuance and sale of such Class A Common Stock, Preferred Stock or Depositary Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement providing for the issuance and sale thereof by the Company (or, if (1) such Class A Common Stock is issuable upon conversion of Securities constituting Preferred Stock, the certificate of designations therefor, (2) such Class A Common Stock, Preferred Stock or Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, (3) such Class A Common Stock, Preferred Stock or Depositary Shares are issuable upon exercise of Securities constituting Rights, the applicable Rights Agreement therefor, or (4) such Class A Common Stock, Preferred Stock or Depositary Shares are issuable pursuant to Securities constituting Purchase Contracts, the applicable Purchase Contract Agreement therefor) will not be less than the par value of such Class A Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable;

TWFG, Inc.

August 6, 2025

(viii)	if (a) such Securities constitute Class A Common Stock issuable upon conversion of Securities constituting Preferred Stock, the actions with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Class A Common Stock, Preferred Stock or Depositary Shares issuable upon exercise of Securities constituting Warrants, the actions with respect to such Warrants referred to in paragraph 4 above will have been taken, (c) such Securities constitute Class A Common Stock, Preferred Stock or Depositary Shares issuable upon exercise of Securities constituting Rights, the actions with respect to such Rights referred to in paragraph 5 above will have been taken, or (d) such Securities constitute Class A Common Stock, Preferred Stock or Depositary Shares issuable under Securities constituting Purchase Contracts, the actions with respect to such Purchase Contracts referred to in paragraph 6 above will have been taken;

(ix)	if (a) such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is convertible into Securities constituting Class A Common Stock, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Class A Common Stock upon conversion of such Preferred Stock, the terms of such conversion and related matters and, in the case of Class A Common Stock, to reserve such Class A Common Stock for issuance upon such conversion, (b) such Securities constitute Warrants that are exercisable for Securities constituting Class A Common Stock, Preferred Stock or Depositary Shares, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Class A Common Stock, Preferred Stock or Depositary Shares upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Class A Common Stock or Preferred Stock, to reserve such Class A Common Stock or Preferred Stock for issuance upon such exercise, (c) such Securities constitute Rights that are exercisable for Securities constituting Class A Common Stock, Preferred Stock or Depositary Shares, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Class A Common Stock, Preferred Stock or Depositary Shares upon the exercise of such Rights (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Class A Common Stock or Preferred Stock, to reserve such Class A Common Stock or Preferred Stock for issuance upon such exercise, or (d) such Securities constitute Purchase Contracts providing for the purchase of Securities constituting Class A Common Stock, Preferred Stock or Depositary Shares, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Class A Common Stock, Preferred Stock or Depositary Shares upon purchase thereof pursuant to such Purchase Contracts (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such purchase and related matters and, in the case of Class A Common Stock or Preferred Stock, to reserve such Class A Common Stock or Preferred Stock for issuance upon such purchase;

TWFG, Inc.

August 6, 2025

(x)	if such Securities constitute (or constitute Warrants or Rights exercisable for, or Purchase Contracts providing for the purchase of) Depositary Shares, the Depositary Agreement related to such Depositary Shares and the related receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as depositary (the “Depositary”), to be selected by the Company;

(xi)	if such Securities constitute Warrants, the Warrant Agreement related to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as warrant agent, to be selected by the Company;

(xii)	if such Securities constitute Rights, the Rights Agreement related to such Rights and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as rights agent, to be selected by the Company;

(xiii)	if such Securities constitute Purchase Contracts, the Purchase Contract Agreement related to such Purchase Contracts and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto;

TWFG, Inc.

August 6, 2025

(xiv)	if such Securities constitute Units, the Unit Agreement relating to such Units and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; and

(xv)	if such Securities constitute Depositary Shares, Warrants, Rights, Purchase Contracts or Units, the applicable Instrument and, if such Securities constitute, or Warrants or Rights exercisable for, or Purchase Contracts providing for the purchase of, Depositary Shares, the Depositary Agreement related to such Depositary Shares and, if such Securities constitute Units, the Unit Agreement related to such Units will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against each such party in accordance with its terms.

B.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Delaware General Corporation Law and (iii) the Laws of the State of New York.

C.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.